                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 DESIGNS, INC.
                (Name of Registrant as Specified In Its Charter)
                                      [ ]
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 DESIGNS, INC.
          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
                                 JUNE 10, 1997

     The Annual Meeting of Stockholders of Designs, Inc. (the "Company") will be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts at 8:00 A.M. on Tuesday, June 10, 1997 for the following purposes:

          1. To elect six directors to serve until the next Annual Meeting of Stockholders or Special Meeting in lieu thereof.

          2. To act upon a proposal to approve the Company's 1992 Stock Incentive Plan, as amended.

          3. To transact such further business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 18, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. The transfer books will not be closed.

                                          By order of the Board of Directors,

                                          SCOTT N. SEMEL
                                          Secretary

Needham, Massachusetts
May 9, 1997

                                 DESIGNS, INC.
                                  66 B STREET
                          NEEDHAM, MASSACHUSETTS 02194
                                 (617) 444-7222

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 10, 1997

                                 USE OF PROXIES

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about May 9, 1997 in connection with the solicitation by the Board of Directors of Designs, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held on Tuesday, June 10, 1997, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' direction. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares covered by an executed proxy will be voted as recommended by management. Any stockholder may revoke such stockholder's proxy at any time before it has been exercised by attending the Annual Meeting and voting in person or by filing with the Secretary of the Company either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

     A plurality of the votes of shares of the Company's Common Stock, $.01 par value ("Common Stock"), properly cast is required to elect directors. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the Company's 1992 Stock Incentive Plan, as amended by the Board of Directors of the Company as of April 28, 1997. No votes may be taken at the Annual Meeting, other than a vote to adjourn, unless a quorum, consisting of a majority of the shares of Common Stock outstanding as of the record date, is present or represented at the Annual Meeting. Any stockholder who attends the Annual Meeting may not withhold such stockholder's shares from the quorum count by declaring such shares absent from the Annual Meeting. Shares voted to abstain or to withhold as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for quorum purposes. Such shares, however, will not be deemed to be voting with respect to election of directors and will not count as votes for or against such election. With respect to the proposal to approve the Company's 1992 Stock Incentive Plan, as amended, abstentions will have the same effect as votes against the proposal, but broker non-votes as to such proposal will not be deemed to be a part of the voting power present with respect to that proposal. Such broker non-votes will therefore not count as votes for or against that proposal and will not be included in calculating the number of votes necessary for approval of that proposal. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     The Board of Directors has determined, in accordance with the By-Laws of the Company, as amended (the "By-Laws"), that the Board of Directors to be elected at the Annual Meeting shall consist of six members. There are six nominees, each of whom currently serves as a member of the Board of Directors of the Company, to be elected to serve on the Board until the 1998 Annual Meeting of Stockholders or Special Meeting in lieu thereof. Although management expects all nominees to accept nomination and to serve if elected, proxies may be voted for a substitute if a nominee is unable to serve at the time of election.

     The nominees for directors are:

                                                                                 DIRECTOR
               NAME                  AGE                 POSITION                 SINCE
-----------------------------------  ---   ------------------------------------  --------
Stanley I. Berger..................  67    Chairman of the Board and Director      1976
Joel H. Reichman...................  47    President, Chief Executive Officer      1987
                                           and Director
James G. Groninger.................  53    Director                                1987
Bernard M. Manuel..................  49    Director                                1990
Melvin I. Shapiro..................  82    Director                                1990
Peter L. Thigpen...................  57    Director                                1994

     The Board of Directors recommends that you vote FOR the election of the six individuals named above as directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following named persons were the only persons or entities believed by the Company to be the beneficial owners of more than five percent of the issued and outstanding shares of Common Stock as of April 7, 1997. The Company is informed that, except as indicated, all of them have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                               NUMBER OF SHARES        PERCENT
              NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED     OF CLASS(1)
    --------------------------------------------------------  ------------------     -----------
    Heartland Advisors, Inc.................................      2,317,400(2)           14.8%
      790 North Milwaukee Street
      Milwaukee, Wisconsin 53202

    Stanley I. Berger.......................................      1,195,310(3)            7.5%
      66 B Street
      Needham, Massachusetts 02194

    Dimensional Fund Advisors Inc...........................        787,900(4)            5.0%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401

---------------
(1) A total of 15,618,643 shares of Common Stock was outstanding as of April 7, 1997.

(2) Heartland Advisors, Inc. ("HAI") informed the Company that, as of April 7, 1997, it was the beneficial owner of the number of shares of Common Stock set forth in the table and that, as of such date, HAI had sole voting and dispositive power with respect to 2,102,200 of those shares and sole dispositive power, but no voting power, with respect to the remaining 215,200 shares. The Company previously received a report on Schedule 13G with a signature dated February 12, 1997 stating that HAI had sole voting power with respect to 1,939,700 shares and that HAI may be deemed to beneficially own, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), 2,156,100 shares over which it had sole dispositive power. The report on Schedule 13G described the relationship among HAI and certain investment advisory accounts and a registered investment company but did not affirm the existence of a group. Nevertheless, the Company believes that HAI, such investment accounts and the investment company may be deemed to constitute a "group" as that term is used in Section 13(d)(3) of the Exchange Act, and that such group may be deemed to be the beneficial owner of the shares described in this footnote.

(3) Includes 233,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997.

(4) The Company received a report on Schedule 13G with a signature dated February 5, 1997 stating that Dimensional Fund Advisors Inc. ("DFAI") was reporting the beneficial ownership of DFAI and advisory clients of DFAI, including DFA Investment Dimensions Group Inc. ("DFA Fund") and The DFA Investment Trust Company ("DFA Trust"), each an open end management investment company registered under the Investment Company Act of 1940, as amended. The report on Schedule 13G and the correspondence accompanying the report indicated that at December 31, 1996 DFAI had sole voting power with respect to 526,200 shares and that DFAI may be deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, 787,900 shares over which it had sole dispositive power. The report described the relationship among DFAI, DFA Fund and DFA Trust but did not affirm the existence of a group. Nevertheless, the Company believes that DFAI, DFA Fund and DFA Trust may be deemed to constitute a "group" as that term is used in Section 13(d)(3) of the Exchange Act, and that such group may be deemed to be the beneficial owner of the shares described in this footnote.

     As of April 7, 1997, the following directors of the Company, the executive officers of the Company and a former executive officer of the Company named in the Summary Compensation Table set forth below and such directors and executive officers and former executive officer as a group were the beneficial owners of the indicated amount of issued and outstanding shares of Common Stock. Except as indicated, all of them have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                               NUMBER OF SHARES         PERCENT
                         NAME AND TITLE                       BENEFICIALLY OWNED      OF CLASS(1)
    --------------------------------------------------------  -------------------     -----------
    Stanley I. Berger.......................................       1,195,310(2)            7.5%
      Chairman of the Board and Director

    Joel H. Reichman........................................         249,121(3)            1.6%
      President, Chief Executive Officer and Director

    Scott N. Semel..........................................         207,864(4)            1.3%
      Executive Vice President, General Counsel and
         Secretary

    Mark S. Lisnow..........................................          18,332(5)          *
      Senior Vice President, Merchandising

    Carolyn R. Faulkner.....................................           6,600(6)          *
      Chief Financial Officer and Vice President

    William D. Richins(7)...................................             -0-             *
      Former Chief Financial Officer

    James G. Groninger......................................          36,300(8)          *
      Director

    Melvin I. Shapiro.......................................          61,950(9)          *
      Director

    Bernard M. Manuel.......................................          50,700(10)         *
      Director

    Peter L. Thigpen........................................          13,500(11)         *
      Director

    Directors, Executive Officers and former Executive
      Officer as a group (10 persons).......................       1,839,677(12)          11.2%

---------------
  *  Less than 1%

 (1) A total of 15,618,643 shares of Common Stock was outstanding as of April 7, 1997.

 (2) Includes 233,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997.

 (3) Includes 234,164 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997, as well as 280 shares owned by Mr. Reichman's wife and 427 shares owned by Mr. Reichman's children, as to which 707 shares Mr. Reichman disclaims beneficial ownership.

 (4) Includes 187,916 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997, as well as 450 shares owned by Mr. Semel's daughter, as to which he disclaims beneficial ownership.

 (5) Represents 18,332 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997.

 (6) Represents 6,600 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997.

 (7) Mr. Richins resigned as an officer and employee of the Company on July 15, 1996. The information in the table with respect to shares beneficially owned by Mr. Richins is based solely upon information available to the Company.

 (8) Includes 34,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997.

 (9) Represents 61,500 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997 and 450 shares owned by Mr. Shapiro's wife as to which he disclaims beneficial ownership.

(10) Represents 50,700 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997.

(11) Includes 13,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997.

(12) Includes 840,212 shares issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 1997. See also Notes 2 through 6 and 8 through 11 above for further details concerning such options.

NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

     Joel H. Reichman has been President and Chief Executive Officer of the Company since December 19, 1994. Prior to that time, he served as the Company's President and Chief Operating Officer since January 1993. Mr. Reichman has been employed by the Company since 1976 and served as its Executive Vice President from 1985 until January 1993. Mr. Reichman has been a director of the Company since 1987. Mr. Reichman has worked in the retail clothing business for more than 25 years.

     Scott N. Semel, 41, has been employed as General Counsel to the Company since 1986. Mr. Semel was elected Secretary and Vice President of the Company in March 1990, and Senior Vice President of the Company in March 1994. On April 17, 1996, Mr. Semel was elected Executive Vice President of the Company.

     Mark S. Lisnow, 49, joined the Company as its Senior Vice President, Merchandising, on August 25, 1995. From July 1990 until July 1995, Mr. Lisnow was Executive Vice President, Merchandising, of Filene's Basement Corp., an off-price specialty retailer offering branded and private label merchandise.

     Carolyn R. Faulkner, 35, joined the Company as its Controller on June 1, 1993. In March 1994, Mrs. Faulkner was elected as a Vice President of the Company. On July 16, 1996, Mrs. Faulkner was elected Chief Financial Officer of the Company. Prior to joining the Company, from 1985 through May 1993, Mrs. Faulkner held various positions with Coopers & Lybrand L.L.P., an independent accounting firm, including the position of Business Assurance Manager.

     Stanley I. Berger is a founder of the Company and has been its Chairman of the Board since January 1993. Mr. Berger also served as the Company's Chief Executive Officer from January 1993 until December 1994. Prior to January 1993, Mr. Berger served as the President and Chief Operating Officer of the Company since 1977. Mr. Berger has been a director of the Company since its inception. Mr. Berger also is a beneficial owner of Durban Trust, the landlord of the Company's former corporate headquarters.

     James G. Groninger was elected a director of the Company in 1987. Mr. Groninger is the founder and president of The BaySouth Company, a financial advisory firm. Prior to becoming associated with The BaySouth Company, from 1988 through 1994, Mr. Groninger held various positions with PaineWebber Incorporated, an investment banking and brokerage firm, including the position of Managing Director. Mr. Groninger is a member of the Board of Directors of Cygne Designs, Inc. and NPS Pharmaceuticals, Inc., a research and development pharmaceutical company.

     Bernard M. Manuel was elected a director of the Company in 1990. Mr. Manuel is the Chairman of the Board and Chief Executive Officer of Cygne Designs, Inc., a private label designer and manufacturer of clothing for women, and Chairman of the Board and Chief Executive Officer of Amvent, Inc., an international financial consulting company. Mr. Manuel has been associated with these companies since prior to 1990.

     Melvin I. Shapiro was elected a director of the Company in 1990. Mr. Shapiro has been a partner in the independent accounting firm of Tofias, Fleishman & Shapiro & Co., P.C. since prior to 1990.

     Peter L. Thigpen was elected a director of the Company in March 1994. Mr. Thigpen is a partner and a founder of Executive Reserves, a consulting firm specializing in marketing strategy, quality processes and the development of strategic business plans. Prior to becoming associated with Executive Reserves, Mr. Thigpen held various positions with Levi Strauss & Co. covering a period of more than 23 years, including the position of Senior Vice President, U.S. Operations. Mr. Thigpen has been a lecturer at the Haas School of Business at the University of California, Berkeley since 1992. Mr. Thigpen is presently a member of the Board of Directors of The Gymboree Corporation, a children's apparel and accessories retailer.

     All directors hold office until the next Annual Meeting of Stockholders or Special Meeting in lieu thereof. Executive officers, once elected, serve at the discretion of the Board of Directors.

DIRECTOR COMPENSATION

     During the Company's fiscal year ended February 1, 1997 ("fiscal year 1996"), non-employee directors of the Company were paid $3,000 plus expenses for each meeting of the Board of Directors in which they participated. During fiscal year 1996, non-employee directors of the Company were paid, in addition to reimbursement of expenses, for meetings of committees of the Board in which they participated as follows: $3,000 for each Compensation Committee meeting; $1,500 for each Audit Committee meeting; and $1,500 for each Corporate Governance Committee meeting. During fiscal year 1996, non-employee directors of the Company were, and during the fiscal year ending January 31, 1998 ("fiscal year 1997") such directors will continue to be, eligible to participate in the Company's 1992 Stock Incentive Plan, as amended (the "1992 Stock Incentive Plan"). Each non-employee director of the Company who is elected by the stockholders to the Board initially will automatically be granted, upon such election, a stock option to purchase up to 10,000 shares of Common Stock at the then fair market value of Common Stock. Each non-employee director of the Company who is re-elected by the stockholders to the Board is granted, upon such re-election, a stock option to purchase up to 3,000 shares of Common Stock at the then fair market value of Common Stock. Each of such stock options becomes exercisable in three equal installments commencing twelve months following the date of grant and has a ten year term.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company with respect to the Chief Executive Officer of the Company during fiscal year 1996 and the other three executive officers of the Company as of February 1, 1997 and William D. Richins, a former executive officer of the Company who resigned in July 1996, for the fiscal years ended February 1, 1997, February 3, 1996 ("fiscal year 1995") and January 28, 1995 ("fiscal year 1994").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                         ANNUAL            AWARDS:
                                                      COMPENSATION        SECURITIES
    NAME AND PRINCIPAL POSITION       FISCAL      --------------------    UNDERLYING         ALL OTHER
       (AT FEBRUARY 1, 1997)           YEAR       SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(1)
------------------------------------  ------      ---------   --------   ------------   -------------------
Joel H. Reichman....................   1996       $ 375,000   $   -0-       40,000           $   2,451
  President and Chief                  1995       $ 375,000   $   -0-       50,000           $   3,295
  Executive Officer                    1994(2)    $ 300,000   $91,000       35,000           $   3,334

Scott N. Semel......................   1996(3)    $ 290,000   $   -0-       40,000           $   3,472
  Executive Vice President,            1995       $ 255,000   $   -0-       50,000           $   2,578
  General Counsel and Secretary        1994       $ 225,000   $68,500       25,000           $   2,544

Mark S. Lisnow......................   1996       $ 300,000   $   -0-       20,000           $   1,233
  Senior Vice President,               1995(4)    $ 132,692   $   -0-       35,000           $      65
  Merchandising

Carolyn R. Faulkner.................   1996(5)    $ 156,808   $   -0-       20,000           $   2,412
  Chief Financial Officer and          1995       $ 120,394   $   -0-        5,000           $   2,661
  Vice President                       1994       $  97,091   $16,154        5,000           $   2,200

William D. Richins..................   1996(6)    $ 100,385   $   -0-       20,000           $ 254,935
  Former Chief Financial Officer       1995(7)    $ 181,731   $   -0-       35,000           $  28,845

---------------
(1) The amounts disclosed in this column covering fiscal year 1996 represent:
    (i) payments for insurance premiums for term life insurance for the benefit of the executive officers (Mr. Reichman $201, Mr. Semel $192, Mr. Lisnow $194, Mrs. Faulkner $162, and Mr. Richins $118); (ii) matching contributions that were made by the Company for the benefit of each of the executive officers, other than Mr. Richins, to the Company's retirement plan (the "401(k) Plan") established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") (Mr. Reichman $2,250, Mr. Semel $3,280, Mr. Lisnow $1,039, and Mrs. Faulkner $2,250);
    (iii) salary continuation (paid and accrued) for Mr. Richins under his Employee Separation Agreement with the Company in the aggregate amount of $225,000; and (iv) payments to Mr. Richins for certain relocation expenses and income taxes attributable thereto in the amounts of $16,683 and $13,134, respectively.

(2) Mr. Reichman was elected Chief Executive Officer of the Company on December 19, 1994.

(3) Mr. Semel was elected Executive Vice President of the Company on April 17, 1996.

(4) Mr. Lisnow joined the Company on August 25, 1995 and was elected Senior Vice President, Merchandising, of the Company on September 18, 1995.

(5) Mrs. Faulkner was elected Chief Financial Officer of the Company on July 16, 1996.

(6) Mr. Richins resigned as an officer and employee of the Company on July 15, 1996.

(7) Mr. Richins joined the Company on April 17, 1995 and was elected Chief Financial Officer of the Company on May 1, 1995.

     Option Grants Table. The following Option Grants Table sets forth certain information as of February 1, 1997 regarding stock options granted during fiscal year 1996 by the Company to the current executive officers and a former executive officer named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                                                                               REALIZABLE
                                                  INDIVIDUAL GRANTS                         VALUE OF ASSUMED
                              ----------------------------------------------------------     ANNUAL RATES OF
                                 NUMBER OF        PERCENT OF                                   STOCK PRICE
                              OPTIONS GRANTED    TOTAL OPTIONS    EXERCISE                  APPRECIATION FOR
                                TO PURCHASE         GRANTED       PRICE PER                  OPTION TERM(4)
                               COMMON STOCK     TO EMPLOYEES IN     SHARE     EXPIRATION   -------------------
            NAME                  (#)(1)        FISCAL YEAR(2)     ($/SH)      DATE(3)        5%        10%
----------------------------  ---------------   ---------------   ---------   ----------   --------   --------
Joel H. Reichman............       40,000             13.1%        $ 6.875      04/01/06   $172,946   $438,279
Scott N. Semel..............       40,000             13.1%        $ 6.875      04/01/06   $172,946   $438,279
Mark S. Lisnow..............       20,000              6.6%        $ 6.875      04/01/06   $ 86,473   $219,140
Carolyn R. Faulkner.........       20,000              6.6%        $ 6.125      08/16/06   $ 77,040   $195,233
William D. Richins..........       20,000              6.6%        $ 6.875      04/01/06   $ 86,473   $219,140

---------------

(1) Options were granted to Messrs. Reichman, Semel, Lisnow and Richins and Mrs. Faulkner under the 1992 Stock Incentive Plan and become exercisable in three equal annual installments commencing twelve months following the date of grant.

(2) Options covering 304,750 shares of Common Stock were granted to employees of the Company during fiscal year 1996.

(3) All options described above expire ten years following the date of grant.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission (the "Commission") of five percent and ten percent compounded annually from the date the respective options were granted. Actual gains, if any, are dependent on the performance of shares of Common Stock. There can be no assurance that the amounts shown will be realized.

     Fiscal Year-End Option Table. The following Fiscal Year-End Option Table sets forth certain information regarding stock options exercised during fiscal year 1996 and stock options held as of February 1, 1997 by the current executive officers and a former executive officer named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF UNEXERCISED
                                                              OPTIONS TO PURCHASE          VALUE OF UNEXERCISED
                                                                COMMON STOCK AT           IN-THE-MONEY OPTIONS AT
                                   SHARES       VALUE         FISCAL YEAR-END(#)            FISCAL YEAR-END(2)
                                 ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
                                 EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                 -----------   --------   -----------   -------------   -----------   -------------
Joel H. Reichman...............      -0-         $-0-       199,997         85,001       $  87,743        $ -0-
Scott N. Semel.................      -0-         $-0-       164,580         81,668       $ 134,316        $ -0-
Mark S. Lisnow.................      -0-         $-0-        11,666         43,334       $     -0-        $ -0-
Carolyn R. Faulkner............      -0-         $-0-         6,600         29,400       $     -0-        $ -0-
William D. Richins.............      -0-         $-0-           -0-            -0-       $     -0-        $ -0-

---------------
(1) Value Realized means the difference between the option exercise price and the market value, as of the date of exercise, of the shares of Common Stock acquired upon exercise.

(2) Value is based on the last sale price of Common Stock ($6.00 per share) on Friday, January 31, 1997, as reported by the NASDAQ National Market System, less the applicable option exercise price.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements, effective as of October 16, 1995, with each of Joel H. Reichman, Scott N. Semel, Mark S. Lisnow and William
D. Richins for three year terms ending October 15, 1998. Each of these employment agreements (collectively, the "Employment Agreements") provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to expiration of the then current term. The Employment Agreements require each executive officer to devote substantially all of his time and attention to the business of the Company as necessary to fulfill his duties. Pursuant to the Employment Agreements, Messrs. Reichman, Semel, Lisnow and Richins were initially entitled to be paid base salary at an annual rate of $375,000, $255,000, $300,000 and $225,000, respectively. The Employment Agreements provide that the executive officers' annual rate of base salary for the remaining years of employment is determined by the Compensation Committee of the Board of Directors (the "Compensation Committee") in its sole discretion; provided, however, that effective as of the first day of each fiscal year of the Company, each executive officer's annual rate of base salary will be increased by at least the percentage increase in the cost of living in Boston, Massachusetts. The Employment Agreements also provide for the payment of bonuses in such amounts as may be determined by the Compensation Committee. While an executive officer is employed by the Company, the Company provides the executive officer with a full size automobile for his personal use and for use in performance of his employment duties and obligations, including maintenance of and fuel for such automobile. Each executive officer is entitled to vacations and to participate in and receive any other benefits customarily provided by the Company to its senior executives (including any bonus, retirement, short and long-term disability insurance, major medical insurance and group life insurance plans in accordance with the terms of such plans), including stock option plans, all as determined from time to time by the Compensation Committee.

     The Employment Agreements provide that in the event the executive officer's employment is terminated by the Company at any time for any reason other than "justifiable cause" (as defined in the Employment Agreements), disability or death, or in the event that the Company shall fail to renew the Employment Agreement at any time within two years following the date of a "Change in Control of the Company," the Company is required, upon such termination, immediately to pay to the executive officer, in a lump sum, a severance payment equal to the greater of (i) one-twelfth of the executive officer's then annual base salary multiplied by the number of months in the remaining term of the Employment Agreement or (ii) a sum equal to his then annual base salary multiplied by (a) two years in the case of Messrs. Reichman and Semel, and (b) one year in the case of Messrs. Lisnow and Richins. In addition, in the event the executive officer's employment is terminated under such circumstances, the executive officer is also entitled to continue to participate, at the Company's expense, in the Company's health insurance and disability insurance programs to the extent permitted by such programs for a period of (a) two years in the case of Messrs. Reichman and Semel and (b) one year in the case of Messrs. Lisnow and Richins. The Employment Agreements also provide that in the event the Company elects not to renew the Employment Agreement (other than within two years following a Change of Control of the Company), the Company will pay the executive officer a sum equal to the greater of (i) one year's annual base salary or (ii) two months base salary plus one-sixth of the executive officer's bonus, if any, relating to the most recently completed fiscal year, for each year the executive officer has been employed by the Company. If an executive officer dies while he is on Company business, then the Company is required to pay such executive officer's estate one-half of his then annual base salary. The Company and Mr. Richins agreed to terminate his Employment Agreement when he resigned as an officer and employee of the Company on July 15, 1996.

     Each Employment Agreement contains confidentiality provisions pursuant to which each executive officer agrees not to disclose confidential information regarding the Company. Each Employment Agreement also contains covenants pursuant to which each executive officer agrees during the term of his employment and for a one year period following the termination of his employment, not to have any connection with any business which competes with the business of the Company. Each executive officer agrees that in the event his employment is terminated (unless such termination is because the Company fails to renew the Employment Agreement or the Company terminates the executive officer's employment within two years following a Change in Control of the Company), the executive officer will be available on a part-time basis to advise and consult with the Company, with respect to the affairs of the Company, for up to one year following termination of employment. In the event the Company elects not to renew an executive officer's Employment Agreement, or terminates the executive officer's employment within two years following a Change in Control of the Company, or fails to make the required severance payments described above, then the non-competition covenants contained in such executive officer's Employment Agreement will automatically terminate.

     Under the Employment Agreements, the executive officer may terminate his employment at any time upon 30 days' prior notice. Upon the executive officer's termination of his employment or his election not to renew his Employment Agreement, the non-competition covenants contained in such executive officer's Employment Agreement will terminate unless the Company pays the executive officer the severance payments described above. In such event, the executive officer will be entitled to receive such portion of his annual base salary and bonus, if any, as had been accrued to date.

     For purposes of the Employment Agreements, a "Change in Control of the Company" is deemed to occur if: (i) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     The Employment Agreements also provide that if, in connection with a change of ownership or control of the Company or a change in ownership of a substantial portion of the assets of the Company (all within the meaning of Section 280G(b)(2) of the Internal Revenue Code), an excise tax is payable by the executive officer under Section 4999 of the Internal Revenue Code, then the Company will pay to the executive officer additional compensation which will be sufficient to enable the executive officer to pay such excise tax as well as the income tax and excise tax on such additional compensation, such that, after the payment of income and excise taxes, the executive officer is in the same economic position in which he would have been if the provisions of Section 4999 of the Internal Revenue Code had not been applicable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James G. Groninger, Bernard M. Manuel and Peter L. Thigpen served on the Compensation Committee during all of fiscal year 1996. Persons serving on the Compensation Committee had no relationships with the Company in fiscal year 1996 other than their relationship to the Company as directors entitled to the receipt of standard compensation as directors and members of certain committees of the Board and their relationship to the Company as beneficial owners of shares of Common Stock. No person serving on the Compensation

Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity's compensation committee.

                         COMPENSATION COMMITTEE REPORT

     Decisions concerning the compensation of the Company's executive officers generally are made by the three-member Compensation Committee. Each member of the Compensation Committee is a non-employee director of the Company. This Report summarizes the Company's executive officer compensation practices and policies for fiscal year 1996.

COMPENSATION POLICIES

     The Company's compensation policies are designed to link executive officer compensation to the annual and long-term performance of the Company and to provide industry-competitive compensation for such officers. The compensation mix reflects a balance of annual cash payments, consisting of annual base salary payments and annual incentive bonus payments, and long-term stock-based incentives in the form of stock options. Annual incentive cash bonuses are earned by eligible executive officers under the Company's Senior Executive Incentive Plan (the "SEIP") based upon the achievement of measurable corporate performance goals established prior to or in the first quarter of each fiscal year. However, emphasis in incentive compensation is placed on the more strategic stock-based plans which more closely align the interests of the executive officers with those of the stockholders of the Company and which provide incentives to attract individuals and to motivate and retain executive officers over the long-term.

     The Company's executive officer compensation consists of two key components: (1) an annual component, consisting of base salary and bonus, if any, and (2) a long-term component consisting of the grant of stock options. The policies with respect to each of these elements, as well as the basis for determining the compensation of the Company's Chief Executive Officer, Joel H. Reichman, are described below.

  (1) Annual Component: Base Salary and Annual Bonus

     Base Salary: The Employment Agreements described above specify initial base salaries and annual cost of living increases for the four executive officers who had such Agreements in fiscal year 1996 and permit increases in such base salaries by the Compensation Committee. The Compensation Committee reviews all base salaries for executive officers and establishes them by reviewing the performance of each executive officer, evaluating the responsibilities of each executive officer's position and comparing the executive officers' salaries with salaries of executive officers of other companies in the specialty retail apparel industry (the "Industry"). The Compensation Committee defines the Industry as public companies in the specialty retail apparel business with similar sales and market capitalization. In connection with base salary amounts set for fiscal year 1996, members of the Compensation Committee reviewed two professionally-prepared surveys and one survey prepared at the direction of the Compensation Committee of certain companies in the Industry to determine the competitive amounts of base salary for the Industry and models prepared by management of the Company which describe hypothetical payments under an executive incentive plan upon achieving different milestones and effects of bonuses on earnings per share. Annual base salary adjustments are influenced by the Company's performance in the previous fiscal year and the individual's contribution to that performance, the individual's performance, promotions of the individual that may have occurred during the year, and any increases in the individual's level of responsibility (which is measured by various factors including, but not limited to, the number of departments and employees for which the executive officer is responsible). The increases in base salary in fiscal 1996 for Mr. Semel and Mrs. Faulkner, in particular, reflect his promotion to Executive Vice President of the Company in April 1996 and her promotion to Chief Financial Officer of the Company in July 1996.

     Messrs. Reichman, Semel and Lisnow have declined to accept base salary increases for fiscal year 1997 authorized by the Compensation Committee in April 1997 as well as cost of the living increases set forth in their Employment Agreements.

     Annual Bonus: The concept underlying the SEIP is to link compensation to the performance of the Company based on measurable corporate performance criteria. The Compensation Committee annually determines which executive officers are eligible to participate in the SEIP for the following fiscal year. Generally, an executive officer's eligibility is determined based upon an assessment of such officer's performance during the previous fiscal year as well as other factors which members of the Compensation Committee may take into account. In order for bonuses to be paid under the SEIP in fiscal 1996, the SEIP required the achievement of two quantifiable corporate performance goals measured by earnings per share and return on net assets. These corporate performance goals are determined without regard to the effect of any non-recurring item of income or expense recorded during the fiscal year. In the first quarter of fiscal 1996, the Compensation Committee established the goals for each measure of performance. These corporate performance goals, as well as certain other features of the SEIP, are the same performance criteria and features used in the annual incentive compensation plans in which other eligible employees of the Company participate. Under the SEIP for fiscal year 1996, if a certain threshold level of corporate performance relating to either goal was met during the fiscal year, then the Company's executive officers would have been entitled to receive a bonus for that portion of the fiscal year during which the individual served as an executive officer of the Company. Depending upon the extent to which each of the minimum corporate performance goals is exceeded, the executive officers could have received a maximum bonus for fiscal year 1996 equal to 50% of the executive officer's base salary for that portion of the fiscal year during which the individual served as an executive officer. During fiscal year 1996, neither of the corporate performance goals was met. Accordingly, none of the executive officers participating in the SEIP was paid a bonus for the fiscal year.

  (2) Long-Term Component: Stock Options

     To align executive officers' interests more closely with the interests of the stockholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of Common Stock. The amount of such awards is determined one or more times each year by the Compensation Committee. Stock options are granted to executive officers in amounts based largely upon the size of stock-based awards of other companies in the Industry for comparable positions as well as the availability of shares of Common Stock under the 1992 Stock Incentive Plan. The Compensation Committee may take into account other factors in determining the size of stock option grants including, but not limited to, the need to attract and retain individuals the Compensation Committee perceives to be valuable to the Company. In connection with stock option grants in fiscal year 1996, the members of the Compensation Committee reviewed a survey prepared at the direction of the Compensation Committee in order to determine the competitive amounts of stock option grants for the executive officers. All stock options granted to executive officers in fiscal year 1996 had an exercise price equal to the fair market value of shares of Common Stock on the day of grant. All stock options granted to executive officers of the Company in fiscal year 1996 become exercisable in three equal annual installments commencing twelve months after the date of grant. Stock options generally are exercisable between one and ten years from the date of grant. Such stock options provide incentive for creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless appreciation in the price of Common Stock occurs over a specified number of years.

     In addition to the foregoing, executive officers receive benefits under certain group health, long-term disability and life insurance plans which are generally available to the Company's eligible employees. After one year of service with the Company, the executive officers are eligible to participate in the 401(k) Plan. Benefits under these plans are not tied to corporate performance.

     The Commission requires that this Report comment upon the Compensation Committee's policy with respect to Section 162(m) of the Internal Revenue Code, which limits the Company's tax deduction with regard to compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer) at the end of any fiscal year unless the compensation qualifies as "performance-based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by the Company while simultaneously providing executive officers of the Company with appropriate rewards for their performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Reichman became Chief Executive Officer of the Company on December 19, 1994 pursuant to the Company's management succession program. Mr. Reichman served as the Company's President and Chief Executive Officer during all of fiscal year 1996. The following discussion sets forth the bases for Mr. Reichman's compensation during fiscal year 1996 and the relationship between his compensation and the performance of the Company.

     Annual Base Salary: Mr. Reichman's base salary was initially fixed in October 1995 by his Employment Agreement at $375,000. Thereafter, it is subject to increase by the Compensation Committee and, as of the first day of each fiscal year of the Company, is to be increased by at least the percentage increase in the cost of living in Boston, Massachusetts. After extensive review of the Company's performance during fiscal 1995, the contribution of Mr. Reichman and the other executive officers to that performance, their anticipated responsibilities in fiscal 1996 and the surveys and other materials accumulated for the Committee's review, the Compensation Committee authorized an increase in Mr. Reichman's base salary for fiscal 1996 of $25,000, or 6.67%. Mr. Reichman declined to accept this increase.

     Annual Bonus: Like the other executive officers of the Company, Mr. Reichman did not receive a bonus because the corporate performance goals under the SEIP were not met during fiscal year 1996.

     Stock Options: In light of the Company's performance in fiscal year 1995 and Mr. Reichman's contribution to that performance and in furtherance of the Compensation Committee's policy of more closely aligning the executive officers' interests with those of the stockholders, in the first quarter of fiscal year 1996, the Compensation Committee granted Mr. Reichman options covering 40,000 shares of Common Stock. Based on the surveys reviewed by the Compensation Committee, the Committee believes this option grant is consistent with the practices in comparable companies in the Industry for their chief executive officers.

     In fiscal year 1996, under Mr. Reichman's direction, the Company assembled a merchandise design, sourcing and distribution team, opened seven new stores and remodeled six other stores, implemented the installation and conversion of point-of-sale and merchandising information systems, substantially completed preparation for restructuring of field operations which occurred in fiscal year 1997, and developed and began to implement a five-year strategic plan. The Company successfully faced a number of new and difficult challenges during fiscal year 1996 and, despite a difficult retail apparel environment, was able to earn approximately $6.3 million, or $0.40 per share. Under Mr. Reichman's leadership, the Company also reported sales of approximately $290 million in fiscal year 1996. Although the performance of the Company's Common Stock during fiscal year 1996 continued to be disappointing, the Compensation Committee is satisfied that the contribution of Mr. Reichman to the Company's operating performance in fiscal year 1996 warranted his compensation for that year.

                           THE COMPENSATION COMMITTEE
                               JAMES G. GRONINGER
                               BERNARD M. MANUEL
                                PETER L. THIGPEN

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative stockholder return with that of a broad market index (Standard & Poor's Industrial Index) and one published industry index (the Standard & Poor's Retail (Specialty-Apparel) Index) for each of the most recent five years ended January
31. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on January 31, 1992. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect January 31 of each year and do not reflect fluctuations between those dates.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     The graph and other data used above were prepared by Standard & Poor's Compustat Services, a division of The McGraw-Hill Companies.

                                                                                S&P Retail
        Measurement Period                                S&P Industrials       (Specialty-
      (Fiscal Year Covered)            Designs, Inc.           Index          Apparel) Index
1992                                            100.00              100.00              100.00
1993                                            257.14               88.00              107.09
1994                                            172.55               74.85              118.92
1995                                             99.81               59.97              122.47
1996                                             77.82               71.42              168.44
1997                                             81.20               90.43              209.00

                                     ITEM 2

                           APPROVAL OF THE COMPANY'S
                     1992 STOCK INCENTIVE PLAN, AS AMENDED

     The Company's Board of Directors adopted the Company's 1992 Stock Incentive Plan on April 3, 1992, and it was approved by the stockholders of the Company on June 9, 1992. Under the 1992 Stock Incentive Plan the Company may make awards including stock options (both incentive options and non-qualified options), grants of conditioned stock, grants of stock contingent upon the attainment of performance goals, and unrestricted grants of stock. The 1992 Stock Incentive Plan originally permitted the Company, subject to stock splits, stock dividends and similar events, to issue up to 1,350,000 shares of Common Stock to eligible employees of the Company and to non-employee directors of the Company on a limited basis. On June 14, 1994, stockholders approved, among other things, an increase in the number of shares of Common Stock issuable under the 1992 Plan to 1,850,000.

     By written consent dated as of April 28, 1997, the Company's Board of Directors unanimously amended the Company's 1992 Stock Incentive Plan (hereinafter referred to, as so amended, as the "1992 Plan") as follows:

          (1) Subject to approval by the stockholders of the Company, increase the number of shares of Common Stock issuable under the 1992 Plan by 580,000 shares from 1,850,000 to 2,430,000.

          (2) Subject to approval by the stockholders of the Company, increase the number of shares of Common Stock covered by stock options that may be granted during any fiscal year to any individual participant from 75,000 to 270,000 shares, but only if all such stock options have a per share exercise price not less than 200% of fair market value of one share of Common Stock on the date of grant.

          (3) Subject to approval by the stockholders of the Company, eliminate certain provisions of the 1992 Plan that are no longer required by Rule 16b-3 under the Exchange Act.

REASONS FOR THE PROPOSAL

     In order to focus management on business performance that creates stockholder value and to reward management only for superior results, the Compensation Committee has concluded that an important element of the Company's incentive compensation program should be a significant grant of premium priced options to the executive officers of the Company. The use of premium priced options places a greater proportion of senior management's compensation at risk under an incentive compensation program that is clearly aligned with creation of stockholder value. Accordingly, subject to stockholder approval, on April 28, 1997 the Compensation Committee granted premium priced options to purchase a total of 580,000 shares of Common Stock to the Company's executive officers. Before an executive officer can exercise these options, the price of the Common Stock must appreciate to $12.00 per share, which is 140% higher than the price of the Common Stock on the date of grant. Thus, there must be an increase in market capitalization of the Company in excess of $109 million before an executive officer can begin to realize any value from these option grants. An executive's per share gain upon the exercise of the premium price option is limited to the amount of the share price appreciation above $12.00.

     To encourage the executive officers further to achieve superior performance and to create stockholder value within a defined time frame, the premium priced options would be forfeited if within five years from the date of stockholder approval of the 1992 Plan, the per share price of the Common Stock does not close at or above $12.00 for at least five trading days during a period of ten consecutive trading days. In addition, the options are subject to time-based vesting at a rate of 20% per annum over five years. If the option price of $12.00 is reached before the end of five years, the options will continue in effect for a period of ten years from the date of grant and the five year time-based vesting would continue.

     To accommodate the grant of the above-described premium priced stock options, upon the recommendation of the Compensation Committee, the Board of Directors has amended the 1992 Plan, subject to approval of the stockholders of the Company, to authorize the issuance of an additional 580,000 shares of Common Stock and to increase the number of shares of Common Stock covered by stock options that may be granted during any fiscal year to any individual participant from 75,000 to 270,000 shares, but only if all such stock options have a per share exercise price not less than 200% of fair market value of one share of Common Stock on the date of grant. In the event that any of the premium priced options are terminated or forfeited, the shares of Common Stock underlying such options would be available for grant to eligible employees of the Company in accordance with the terms of the 1992 Plan.

     As a result of amendments to Rule 16b-3 under the Exchange Act adopted by the Commission in 1996, certain restrictions contained in the 1992 Plan are no longer required in order for transactions under the 1992 Plan to qualify for exemption under Rule 16b-3. Upon the recommendation of the Compensation Committee, the Board of Directors has amended the 1992 Plan, subject to approval of the stockholders of the Company, to eliminate such restrictions.

     At the Annual Meeting, stockholders will be asked to approve the 1992 Plan, amended as described above. Approval by the stockholders is required for the 1992 Plan, as so amended, to qualify for favorable treatment under the Internal Revenue Code. Under the Internal Revenue Code, stockholder approval is necessary for stock options relating to the additional shares issuable under the 1992 Plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code. In addition, Section 162(m) of the Internal Revenue Code prohibits the Company from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid in a given fiscal year to the chief executive officer and the four most highly compensated officers (other than the chief executive officer) at the end of that fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Board of Directors is seeking stockholder approval of the 1992 Plan, in part, in order to qualify compensation received under the 1992 Plan as "performance-based" for purposes of Section 162(m). The premium priced options which are described above will not be received by the executive officers if the stockholders of the Company do not approve the 1992 Plan.

     The following table sets forth certain information regarding the benefits that will be received by each of the current executive officers of the Company, all current executive officers as a group, all current directors who are not executive officers as a group and all employees who are not executive officers as a group, if the 1992 Plan is approved at the Annual Meeting, as well as the number of shares subject to stock options previously granted to such persons and groups under the 1992 Plan.

                           1992 STOCK INCENTIVE PLAN

                                                                                            NUMBER OF
                                                             DOLLAR         NUMBER OF         SHARES
                                                           VALUE TO BE     SHARES TO BE     PREVIOUSLY
       NAME OF PERSON, POSITION AND NAME OF GROUP           RECEIVED       RECEIVED(1)      GRANTED(2)
---------------------------------------------------------  -----------     ------------     ----------
Joel H. Reichman.........................................      $--            270,000         262,500
  President and Chief Executive Officer
Scott N. Semel...........................................      $--            150,000         212,500
  Executive Vice President, General Counsel and Secretary
Mark S. Lisnow...........................................      $--             80,000          55,000
  Senior Vice President, Merchandising
Carolyn R. Faulkner......................................      $--             80,000          36,000
  Chief Financial Officer and Vice President
Executive Officer Group..................................      $--            580,000         566,000
Non-Executive Director Group.............................      $--                -0-         379,000
Non-Executive Officer Employee Group.....................      $--                -0-         648,500

---------------
(1) Represents ten-year options granted at an exercise price of $12.00 per share. These options were granted by the Compensation Committee on April 28, 1997, subject to stockholder approval of the above-described amendments to the 1992 Plan. These options would be forfeited if the price of Common Stock does not close at or above $12.00 per share for at least five trading days over a period of ten consecutive trading days ending on or prior to April 28, 2002. Subject to this forfeiture provision, these options become exercisable in five equal installments commencing twelve months following the date of grant.

(2) Represents outstanding stock options granted under the 1992 Plan, as of April 28, 1997.

     As of April 28, 1997, five non-employee directors of the Company and 183 employees of the Company held stock options to purchase an aggregate of 1,020,900 shares of Common Stock granted under the 1992 Plan, at exercise prices ranging from $21.50 to $6.00 per share, excluding the premium priced options granted to the Company's executive officers as described above. Such options expire at various dates between June 9, 2002 and March 5, 2007.

     The last sales price of Common Stock on April 28, 1997, as reported by the NASDAQ National Market System, was $5.00 per share. Prior to April 28, 1997, 15,400 shares of Common Stock previously reserved for issuance under the 1992 Plan were issued pursuant the exercise of stock options. Accordingly, the market value of the remaining 2,414,600 shares of Common Stock issuable under the 1992 Plan as of April 28, 1997 was $12,073,000. The market value of the 1,603,500 shares of Common Stock covered by issued and outstanding stock options under the 1992 Plan as of April 28, 1997 was $8,017,500.

SUMMARY OF THE 1992 PLAN

     The full text of the 1992 Plan, as proposed to be modified by the amendments described above, is attached as Exhibit A hereto, and the following summary is qualified in its entirety by reference to the text of the 1992 Plan set forth as Exhibit A hereto.

     Purpose of the 1992 Plan. The purpose of the 1992 Plan is to encourage and enable the officers, employees and directors of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     Number of Shares Issuable. Subject to adjustment for stock splits and similar events, the total number of shares of Common Stock that can be issued under the 1992 Plan is 2,430,000. Shares issued by the Company under the 1992 Plan may be authorized but unissued shares, or shares reacquired by the Company.

     Plan Administration; Eligibility. The 1992 Plan is administered by the non-employee director members of the Compensation Committee or any other committee of not less than two non-employee directors performing similar functions, as appointed by the Company's Board of Directors from time to time (the "Committee"). All members of the Committee must be "non-employee directors" as that term is defined in Rule 16b-3 under the Exchange Act and "outside directors" as that term is defined under Section 162(m) of the Internal Revenue Code.

     The Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the 1992 Plan. Persons eligible to participate in the 1992 Plan are those employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Committee. Non-employee directors are also eligible to participate in the 1992 Plan on a limited basis.

     Stock Options for Employees. The 1992 Plan permits the granting of (i) options to purchase Common Stock, intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code, and (ii) options that do not so qualify ("Non-Qualified Options"). One or more stock options exercisable for up to no more than 75,000 shares of Common Stock (such number being subject to adjustment as provided in the 1992 Plan) may be granted to an individual participant in any fiscal year of the Company, provided that one or more stock options exercisable for up to no more than 270,000 shares of Common Stock (such number being subject to adjustment as provided in the 1992
Plan) may be granted to an individual
participant in any fiscal year if the exercise price of all such options is not less than 200% of the fair market value of the Common Stock on the date of grant. The option exercise price of each option is determined by the Committee but may not be less than 100% of the fair market value of shares of Common Stock on the date of grant whether such option is an Incentive Option or a Non-Qualified Option.

     The term of each option is fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee determines at what time or times each option may be exercised and, subject to the provisions of the 1992 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. Awards of Incentive Options may be made under the 1992 Plan until April 2, 2002.

     Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by the delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

     At the discretion of the Committee, options granted under the 1992 Plan may include a so-called "reload" feature pursuant to which an optionee exercising an option by delivery of shares of Common Stock may be automatically granted an additional option to purchase that number of shares equal to the number delivered to exercise the original option.

     To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     Stock Options for Non-Employee Directors. Under the 1992 Plan, all directors of the Company who are not employees of the Company and who are initially elected to the Board of Directors on or after June 9, 1992 have been and will be automatically granted at such election a Non-Qualified Option to purchase 10,000 shares of Common Stock. Upon re-election of any non-employee director, such non-employee director will automatically be granted a Non-Qualified Option to purchase 3,000 shares of Common Stock. The exercise price per share of each option will be equal to the fair market value of the shares of Common Stock on the date the option is granted. In general, options granted to non-employee directors are exercisable over a three-year period after the date of grant, and no such option is exercisable during the first year after its grant.

     Conditioned Stock. The Committee may also award shares of Common Stock to officers and key employees subject to such conditions and restrictions as the Committee may determine ("Conditioned Stock"). These conditions and restrictions may include the achievement of certain performance objectives and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of shares of Conditioned Stock is determined by the Committee.

     If a participant who holds shares of Conditioned Stock terminates employment for any reason (including death) prior to the achievement of certain performance objectives and/or prior to the end of the restricted period applicable to such Conditioned Stock, the Company shall have the right to repurchase the shares or to require their forfeiture in exchange for the amount, if any, which the participant paid for them. Prior to the fulfillment of the applicable conditions, the participant will have all rights of a stockholder with respect to the shares of Conditioned Stock, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 1992 Plan or in such participant's Conditioned Stock award.

     Unrestricted Stock. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the 1992 Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees in recognition of past services or for other valid consideration, and may be issued in lieu of cash bonuses to be paid to employees pursuant to other bonus plans of the Company. Non-employee directors of the Company may elect to receive all or a portion of their directors' fees, on a current or deferred basis, in shares of Unrestricted Stock by entering into an irrevocable agreement with the Company in advance of the beginning of a calendar year. Employees, with the permission of the Committee, may make similar irrevocable elections to receive a portion of their compensation in Unrestricted Stock.

     Performance Share Awards. The Committee may also grant performance share awards to employees entitling the recipients to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine ("Performance Share Awards"). Except as otherwise determined by the Committee, rights under a Performance Share Award not yet earned will terminate upon a participant's termination of employment.

     Deferrals; Nature of Company's Obligations Under the 1992 Plan. The Committee may require or may permit participants to make elections to defer receipt of benefits under the 1992 Plan. The Committee may also provide for accrual of interest or dividends on benefits deferred under the 1992 Plan on such terms as the Committee may determine. Unless the Committee expressly determines otherwise, participants in the 1992 Plan will have no rights greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and other arrangements to meet the Company's obligations under the 1992 Plan, provided that such trusts and arrangements are consistent with the foregoing sentence.

     Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in connection with outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Committee in its discretion may provide for substitutions or adjustments or may (subject to the provisions described below under "Change of Control Provisions") accelerate or, upon payment or other consideration for the vested portion of any award as the Committee deems equitable in the circumstances, terminate such awards.

     Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1992 Plan and the Committee may at any time amend or cancel outstanding awards (or provide substitute awards at the same or a reduced exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action shall be taken which adversely affects any rights under outstanding awards without the holder's consent. Moreover, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the 1992 Plan to fail to satisfy any then applicable rules regarding qualification for treatment as incentive stock options under the Code. Currently, the incentive stock option regulations would require stockholder approval for an increase in the maximum number of shares issuable pursuant to Incentive Options under the 1992 Plan or a modification in the eligibility requirements under the 1992 Plan. In addition, stockholder approval is required in connection with any increase in the maximum number of shares of Common Stock that may be granted during any fiscal year to any individual participant.

     Change of Control Provisions. The 1992 Plan provides that in the event of a "Change of Control" (as defined in the 1992 Plan) of the Company, all stock options shall automatically become fully exercisable. In such event, restrictions and conditions on awards of Conditioned Stock shall automatically be deemed waived. In addition, at any time prior to or after a Change in Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

TAX ASPECTS UNDER THE INTERNAL REVENUE CODE

     The following is a summary of the principal federal income tax consequences of transactions involving stock options granted under the 1992 Plan. It does not describe all federal tax consequences under the 1992 Plan, nor does it describe state or local tax consequences.

     Incentive Options. No taxable income is realized by an optionee upon the grant or exercise of an Incentive Option. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss, and (b) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

     If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).

     Non-Qualified Options. With respect to Non-Qualified Options under the 1992 Plan, no income is realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

     Payment In Respect of a Change in Control. The 1992 Plan provides for acceleration of awards and related shares in the event of a Change in Control (as defined in the 1992 Plan). Such acceleration may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Internal Revenue Code. Any such "parachute payments" may be non-deductible to the Company in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments.

     As noted above, Section 162(m) of the Internal Revenue Code provides a $1 million limit on deductions of compensation paid to certain executives. Compensation recognized by optionees upon exercise of a non-qualified stock option or a disqualifying disposition of stock acquired on exercise of an incentive stock option will be included in compensation subject to the $1 million limit unless the options were granted with an exercise price equal to fair market value at the time of grant, the plan meets certain requirements (including the requirement that the plan state the maximum number of options that may be granted to any one employee) and the specific terms of the plan have been approved by stockholders. Stockholder approval of the 1992 Plan is being sought in order to preserve the Company's ability to deduct such compensation if it is recognized by optionees.

ACCOUNTING EFFECT

     If the price per share of Common Stock on the date that the premium priced options are no longer subject to forfeiture is greater than $12.00, the Company will be required to recognize non-cash compensation expense in an amount equal to the difference between such price and $12.00, multiplied by the number of shares covered by premium priced options then outstanding. The expense would be recognized over the period from the date the premium priced options are no longer subject to forfeiture through the fifth anniversary of the date of grant of such options, and would reduce the Company's earnings by the amount described above.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S 1992 STOCK INCENTIVE PLAN, AS AMENDED, BE APPROVED BY THE STOCKHOLDERS OF THE COMPANY, AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE COMPANY'S 1992 STOCK INCENTIVE PLAN, AS AMENDED.

                             ADDITIONAL INFORMATION

401(K) PLAN

     On January 27, 1993, the Board of Directors adopted the 401(k) Plan. All eligible employees of the Company are entitled to participate in such Plan. The 401(k) Plan permits each participant to defer up to fifteen percent of such participant's annual salary up to a maximum annual amount ($9,240 in calendar year 1995 and $9,500 in calendar year 1996). The Board of Directors of the Company may determine, from fiscal year to fiscal year, whether and to what extent the Company will contribute to the 401(k) Plan by matching contributions made to such Plan by eligible employees. During fiscal year 1996, the matching contribution by the Company continued to be 50% of contributions by eligible employees up to a maximum of six percent of salary.

SENIOR EXECUTIVE INCENTIVE PLAN

     The SEIP was initially adopted by the Board of Directors of the Company during the fiscal year 1996. The SEIP is an incentive compensation plan under which executive officers of the Company may be eligible to receive annual cash bonus payments. For a more complete description of the SEIP, please refer to the "Compensation Policies" portion of the Compensation Committee Report set forth above.

KEY MAN INSURANCE

     The Company has obtained a key man life insurance policy in the amount of $2,000,000 on the life of Mr. Reichman. The Company pays the premium for such policy and is the sole beneficiary thereof.

LIMITATION OF LIABILITY; INDEMNIFICATION

     The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted by the Delaware General Corporation Law. The Delaware General Corporation Law, as currently in effect, permits charter provisions eliminating the liability of directors for breach of fiduciary duty, except that directors remain liable for
(i) any breach of the directors' duty of loyalty to a company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the directors derived an improper personal benefit. The effect of this provision of the Certificate of Incorporation is that directors cannot be held liable for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in the preceding sentence. The provision does not prevent stockholders from obtaining injunctive or other equitable relief against directors, nor does it shield directors from liability under federal or state securities laws.

     The Certificate of Incorporation and the By-Laws further provide for indemnification of the Company's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the first quarter of fiscal year 1996, the Company leased space for its headquarters in Chestnut Hill, Massachusetts from Durban Trust, a nominee trust of which the sole beneficiary is a partnership affiliated with Stanley I. Berger, the Chairman of the Board and a director of the Company, and the estate of Calvin Margolis, a former executive officer and director of the Company. The general partner of the beneficiary is a corporation controlled by Mr. Berger and the estate of Mr. Margolis and the only limited partners of the beneficiary are Mr. Berger and the estate of Mr. Margolis. Total rent paid to Durban Trust in fiscal year 1996 was approximately $150,000. The Company believes that the lease arrangements between the Company and Durban Trust were on terms at least as favorable to the Company as it would have expected to receive from a landlord unrelated to the Company, Mr. Berger or the estate of Mr. Margolis for office facilities of equal quality. The lease expired on April 30, 1996. The Company entered into a new lease agreement in fiscal year 1995 with a party unrelated to the Company and, as of April 22, 1996, relocated its headquarters to Needham, Massachusetts.

     The Company entered into a Consulting Agreement with Mr. Berger dated as of December 21, 1994 in which he agreed for a period of three years to provide an average of four days per week of consulting services to the Company. As compensation for such services, among other things, the Company has agreed to pay Mr. Berger at the rate of $250,000 per annum and to provide him and his spouse health benefits during and after the term of the Agreement. In the event of the death of Mr. Berger during the term of the Agreement, the Company will continue to make such payments to his spouse for the balance of the term. Under the Agreement, the Company also agreed that during the term of the Agreement it would make available to Mr. Berger an automobile for use in connection with his work for the Company, that it would reimburse him for the expenses of operation of the automobile and that it would transfer title to the automobile to Mr. Berger, without charge to him, promptly after expiration of the term of the Agreement.

     In connection with Mr. Richins' resignation in July 1996, he entered into an Employee Separation Agreement with the Company. In the Agreement, the Company agreed, among other things, to continue Mr. Richins' base salary at the rate of $225,000 per annum for a period of twelve months.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors met six times during fiscal year 1996. Messrs. Berger, Reichman, Groninger, Shapiro and Thigpen attended all meetings of the Board. Mr. Manuel attended four meetings of the Board.

     The Board of Directors has an Audit Committee consisting of Messrs. Groninger, Shapiro, and Thigpen, a Compensation Committee consisting of Messrs. Groninger, Manuel and Thigpen, and a Corporate Governance Committee consisting of Messrs. Groninger, Manuel, Shapiro and Thigpen.

     The Audit Committee meets periodically with management and the Company's independent accountants to review matters relating to the Company's financial reporting, the adequacy of internal accounting controls and the scope and results of audit work. The Audit Committee met three times during fiscal year 1996 and all members attended each meeting.

     The Compensation Committee meets periodically to review executive and employee compensation and benefits (including stock-based compensation awards under the 1992 Stock Incentive Plan), supervise benefit plans and make recommendations regarding them to the Board of Directors. The Compensation Committee met twice in fiscal year 1996, and Messrs. Groninger, Manuel and Thigpen attended each of the meetings.

     The Corporate Governance Committee is responsible for performing functions related to governance of the Company, including, but not limited to, planning for the succession and promotion of executive officers of the Company, nominating individuals for election to the Board of Directors and establishing, coordinating and maintaining the Company's corporate compliance programs. The Corporate Governance Committee met once during fiscal year 1996, and all members attended the meeting.

     The Corporate Governance Committee is responsible for reviewing the nomination of individuals for election to the Board of Directors by stockholders of the Company. Stockholders wishing to nominate an individual for election to the Board of Directors must send a letter to the Secretary of the Company stating the name and qualifications of the proposed nominee. The letter must be received by the Company within the time limits set by, and must in all other respects comply with, Section 4.16 of the By-Laws in order for the proposed nominee to be considered for election to the Board of Directors. Any stockholder who has complied with the timing, informational and other requirements set forth in Section 4.16 and who seeks to make such a nomination, or such stockholder's representative, must be present in person at the Annual Meeting of Stockholders of the Company at which such nominee's election is to be considered.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Coopers & Lybrand L.L.P., which has served as the Company's principal independent accountants continuously since 1981, was selected by the Board of Directors to continue in that capacity for fiscal year 1997. Representatives of that firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal year 1996 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal year 1996, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

SHARES ENTITLED TO VOTE

     At the close of business on April 18, 1997, the record date for the Annual Meeting, the Company's outstanding voting securities consisted of 15,618,643 shares of Common Stock. Each share is entitled to one vote at the Annual Meeting.

SOLICITATION

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain officers, directors and employees of the Company without extra compensation, by telephone, facsimile or personal interview. Georgeson & Company Inc. has been retained by the Company for a fee not to exceed $10,000 to aid in solicitation of proxies.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials related to the 1998 Annual Meeting of Stockholders or Special Meeting in lieu thereof must be received by the Company at its executive offices no later than January 9, 1998.

     In addition, the By-Laws provide that for business to be properly brought before an Annual Meeting of Stockholders (or any Special Meeting in lieu of Annual Meeting of Stockholders), a stockholder must: (i) give timely written notice to the Secretary of the Company describing any proposal to be brought before such meeting; and (ii) be present at such Annual Meeting, either in person or by a representative. Such procedural requirements are fully set forth in Section 3.14 of the By-Laws. A stockholder's notice will be timely if delivered to, or mailed to and received by, the Company not less than seventy-five days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"). To bring an item of business before the 1998 Annual Meeting, a stockholder must deliver the requisite notice of such item to the Secretary of the Company not before February 10, 1998 nor later than March 27, 1998. In the event the Annual Meeting is scheduled to be held on a date more than thirty days before the Anniversary Date or more than sixty days after the Anniversary Date, however, a stockholder's notice will be timely if delivered to, or mailed to and received by, the Company not later than the close of business on the later of (a) the seventy-fifth day prior to the scheduled date of such Annual Meeting or (b) the fifteenth day following the day on which public announcement of the date of such Annual Meeting is first made by the Company.

                                 OTHER MATTERS

     As of this date, management knows of no business which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them. The Annual Report for fiscal year 1996 is being delivered to stockholders with this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

                                                                       EXHIBIT A

                                 DESIGNS, INC.

                     1992 STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

     The name of the plan is the Designs, Inc. 1992 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and directors of Designs, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

          "Board" means the Board of Directors of the Company.

          "Cause" means and shall be limited to a vote of the Board of Directors at a meeting of the Board of Directors resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company or any Subsidiary are both parties, (ii) any act (other then retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary of the Company.

          "Change of Control" shall have the meaning set forth in Section 13.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

          "Committee" shall have the meaning set forth in Section 2.

          "Conditioned Stock Award" means Awards granted pursuant to Section 6.

          "Disability" means disability as set forth in Section 22(e)(3) of the Code.

          "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 15.

          "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected in the NASDAQ National Market System or, if applicable, any national stock exchange on which the Stock is traded.

          "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

          "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

          "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

          "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

          "Performance Share Award" means Awards granted pursuant to Section 8.

          "Stock" means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

          "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

          "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

     (a) Committee. The Plan shall be administered by all of the Non-Employee Director members of the Stock Option Committee of the Board, or any other committee of not less than two Non-Employee Directors performing similar functions, as appointed by the Board from time to time (the "Committee"). Each member of the Committee shall be an "outside director" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16-3b(3)(i) promulgated under the Act, or any successor definition under said Rule.

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock, Unrestricted Stock and Performance Shares, or any combination of the foregoing, granted to any one or more participants.

          (iii) to determine the number of shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which Stock Options may be exercised;

          (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

     (a) Shares Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,430,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. No individual participant in the Plan may, during any fiscal year of the Company, be granted one or more Stock Options the sum of which cover more than 75,000 shares of Stock (such amount being subject to adjustment in accordance with Section 3(b) hereof), provided, however, that an individual participant may be granted one or more Stock Options the sum of which cover up to 270,000 shares of Stock (such amount being subject to adjustment in accordance with Section 3(b) hereof) during any fiscal year if all such Stock Options have an exercise price equal to not less than 200% of Fair Market Value on the date of grant.

     (b) Stock Dividends, Mergers, Etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 15, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 13.

     (c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute awards shall be in addition to the maximum number of shares provided for in
Section 3(a) only to the extent that the substitute Awards are granted in substitution for awards issued under a plan approved by the stockholders of the entity which issued such predecessor awards.

SECTION 4.  ELIGIBILITY.

     Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Non-Employee Directors are also eligible to participate in the Plan but only to the extent provided in Section 5(c) and Section 7 below.

SECTION 5.  STOCK OPTIONS.

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after April 2, 2002.

     (a) Stock Options Granted to Employees. The Committee in its discretion may grant Stock Options to employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than 100% of Fair Market Value on the date of grant whether such Stock Option be an Incentive Stock Option or a Non-Qualified Stock Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

             (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

             (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

             (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

          (v) Termination by Death. If any optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of 180 days (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

          (vi) Termination by Reason of Disability or Normal Retirement.

             (A) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 180 days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

             (B) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 90 days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

             (C) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

             (D) Except as otherwise provided by the Committee at the time of grant, the death of an optionee during a period provided in this Section 5(a)(vi) for the exercise of a Non-Qualified Stock Option, shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

          (vii) Termination for Cause. If any optionee's employment by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such stock option can be exercised for a period of up to 30 days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

          (viii) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for 30 days (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

          (ix) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

          (x) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) Reload Options. At the discretion of the Committee, Options granted under this Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

     (c) Stock Options Granted to Non-Employee Directors.

          (i) Grant of Options Upon Election to Board. Each Non-Employee Director who is elected by the stockholders of the Company to the Board initially on or subsequent to the Effective Date of this Plan shall automatically be granted, upon such election, a Non-Qualified Stock Option to purchase 10,000 shares of Stock. Each Non-Employee Director who is re-elected by the stockholders of the Company to the Board on or subsequent to the Effective Date of this Plan shall automatically be granted, upon each such re-election, a Non-Qualified Stock Option to purchase 3,000 shares of Stock.

          (ii) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

          (iii) Exercise; Termination; Non-transferability.

             (A) No Option granted under this Section 5(c) may be exercised before the first anniversary of the date upon which it was granted, and 33 1/3% of the Options from any such grant shall become exercisable on such anniversary and on each anniversary of such date thereafter until 100% of such Options become exercisable; subject to the provisions of
        Section 5(c)(iii)(B), any Option so granted shall be exercisable after the termination of service of the Non-Employee Director, whether because of death, disability or otherwise. No Option issued under this Section 5(c) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

             (B) The rights of a Non-Employee Director in an Option granted under Section 5(c) shall terminate 90 days after such Director ceases to be a Director of the Company or the specified expiration date, if earlier; provided, however, that if the Non-Employee ceases to be a Director for Cause, the rights shall terminate immediately on the date on which he ceases to be a Director.

             (C) Any Option granted to a Non-Employee Director and outstanding on the date of his or her death may be exercised by the legal representative or legatee of the optionee for a period of 180 days from the date of death or until the expiration of the stated term of the option, if earlier.

             (D) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Limited to Non-Employee Directors.  The provisions of this
     Section 5(c) shall apply only to Options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(c) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Options granted or to be granted to Non-Employee Directors.

     (d) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may permit the optionee to transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners; provided that the transferee agrees in writing with the Company to be bound by all terms and conditions of the Plan and the applicable Stock Option.

SECTION 6.  CONDITIONED STOCK AWARDS.

     (a) Nature of Conditioned Stock Award. The Committee may grant Conditioned Stock Awards to any employees of the Company or any Subsidiary. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Conditioned Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     (b) Acceptance of Award. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

     (c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award.

Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d) Restrictions. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Conditioned Award).

     (e) Vesting of Conditioned Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the nontransferability of the Conditioned Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 11, amend any conditions of the Award.

     (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  UNRESTRICTED STOCK AWARDS.

     (a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee which shall in no event be less than 85% of Fair Market Value) to any employees of the Company or any Subsidiary shares of Stock free of any restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

     (b) Elections to Receive Unrestricted Stock in Lieu of Compensation. Upon the request of an employee and with the consent of the Committee, each employee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). Such Unrestricted Stock may be paid to the employee at the same time as the cash compensation would otherwise be paid, or at a later time, as specified by the employee in the written election.

     (c) Elections to Receive Unrestricted Stock in Lieu of Directors'
Fees. Each Non-Employee Director may, pursuant to an irrevocable written election delivered to the Company no later than December 31 of any calendar year, receive all or a portion of the directors' fees otherwise due to him in the subsequent calendar year in Unrestricted Stock (valued at Fair Market Value on the date or dates the directors' fees would otherwise be paid). Such Unrestricted Stock may be paid to the Non-Employee Director at the same time the directors' fees would otherwise have been paid, or at a later time, as specified by the Non-Employee Director in the written election.

     (d) Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.  PERFORMANCE SHARE AWARDS.

     (a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Restrictions of Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause).

     (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 11, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.  TAX WITHHOLDING.

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Shares. With the approval of the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11.  AMENDMENTS AND TERMINATION.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code or if it would increase the limitation set forth in Section 3(a) on the number of shares of Stock covered by Options that may be granted to any individual participant during any fiscal year.

SECTION 12.  STATUS OF PLAN.

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13.  CHANGE OF CONTROL PROVISIONS.

     (a) Upon the occurrence of a Change of Control as defined in this Section
13:

          (i) Each Stock Option shall automatically become fully exercisable notwithstanding any provision to the contrary hereof.

          (ii) Restrictions and conditions on Awards of Conditioned Stock shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the stock subject to such Awards.

     (b) The Committee may at any time prior to a Change of Control accelerate the exercisability of any Stock Options, Conditioned Stock, and Performance Share Awards to the extent it shall in its sole discretion determine.

     (c) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

          (ii) persons who, as of June 9, 1992, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to June 9, 1992 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein-above defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 14.  GENERAL PROVISIONS.

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 15.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of stockholders.

SECTION 16.  GOVERNING LAW.

     This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

                             [DESIGNS, INC. LOGO]

DESIGNS, INC.
NOTICE OF 1997
ANNUAL MEETING OF
STOCKHOLDERS AND
PROXY STATEMENT

TUESDAY, JUNE 10, 1997
8:00 A.M.

SHERATON NEEDHAM HOTEL
100 CABOT STREET
NEEDHAM, MASSACHUSETTS 02194

PLEASE SIGN YOUR PROXY AND
RETURN IT IN THE ENCLOSED
POSTAGE-PAID ENVELOPE SO
THAT YOU MAY BE REPRESENTED
AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------
                                DETACH HERE                                DCS 1



                                DESIGNS, INC.
                  66 B STREET, NEEDHAM, MASSACHUSETTS 02194
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 1997


        The undersigned stockholder of Designs, Inc. hereby appoints Stanley I. Berger and Joel H. Reichman, and each of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual
P Meeting of Stockholders of the Company to be held on Tuesday, June 10, 1997, R at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, and O at any adjournment thereof, with all powers the undersigned would possess if X personally present, as set forth on the reverse hereof, upon the matters set Y forth thereon and more fully described in the Notice and Proxy Statement for such Annual Meeting, and, in their discretion, upon all such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by the undersigned to others for such Annual Meeting.

                                                                     -----------
                                                                     SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                                 DETACH HERE                               DES 3

[X]PLEASE MARK
   VOTES AS IN
   THIS EXAMPLE.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors:
NOMINEES: Stanley I. Berger, Joel H. Reichman, James G. Groninger,
          Bernard M. Manuel, Melvin I. Shapiro and Peter L. Thigpen.

           [ ]FOR            [ ]WITHHELD
              ALL               FROM ALL
              NOMINEES          NOMINEES

[ ]_________________________________
   FOR, except vote withheld from
   the nominee(s) noted above

2. To approve the Company's 1992    FOR              AGAINST             ABSTAIN
   Stock Incentive Plan, as         [ ]                [ ]                 [ ]
   amended by the Board of
   Directors of the Company.


IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED IT WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFIC DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" APPROVAL OF THE COMPANY'S 1992 STOCK INCENTIVE PLAN, AS AMENDED. RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF DESIGNS, INC. DATED MAY 9, 1997.

         MARK HERE                       MARK HERE
        FOR ADDRESS   [ ]               IF YOU PLAN   [ ]
         CHANGE AND                      TO ATTEND
        NOTE AT LEFT                    THE MEETING

IMPORTANT: Please sign your name or names exactly as printed on this proxy. If more than one person is named, all must sign. When signing as attorney, executor, administrator, trustee or guardian, give title as such.


Signature                 Date           Signature                 Date
          --------------      ---------           ---------------      ---------